Exhibit 5.1

Reed Smith LLP Reed Smith Centre 225 Fifth Avenue Pittsburgh, PA 15222-2716 Tel +1 412 288 3131 Fax +1 412 288 3063 reedsmith.com

August 30, 2016

Board of Directors

F.N.B. Corporation

One North Shore Center

12 Federal Street

Pittsburgh, PA 15212

Re:	Post-Effective Amendment No. 3 on Form S-8 to Form S-4
Post-Effective Amendment No. 4 on Form S-3 to Form S-4
(File No. 333-189708)
PVF Capital Corp. 1996 Incentive Stock Option Plan
PVF Capital Corp. 2000 Incentive Stock Option and Deferred Compensation Plan
PVF Capital Corp. 2008 Equity Incentive Plan
PVF Capital Corp. 2010 Equity Incentive Plan

Ladies and Gentlemen:

We have acted as counsel to F.N.B. Corporation, a Pennsylvania corporation (the “Corporation” or the “Registrant”), in connection with Post-Effective Amendment No. 3 on Form S-8 and Post-Effective Amendment No. 4 on Form S-3, both being filed by the Corporation with the Securities and Exchange Commission (the “Commission”) on the date hereof, to the Registration Statement on Form S-4 (File No. 333-189708), which was originally filed with the Commission on June 28, 2013, and amended prior to the date hereof by Pre-Effective Amendment No. 1 filed on July 28, 2013, Post-Effective Amendment No. 1 on Form S-8 filed on October 22, 2013, and Post-Effective Amendment No. 2 on Form S-3 filed on October 22, 2013 (the “Registration Statement”).

As amended by Post-Effective Amendment No. 3 on Form S-8, the Registration Statement relates to the offering on a Form S-8 registration statement of (i) 7,301 common shares of the Corporation, par value $0.01 per share (the “Common Shares”), pursuant to outstanding equity awards under the the PVF Capital Corp. 1996 Incentive Stock Option Plan (the “1996 Plan”), (ii) 31,096 Common Shares pursuant to outstanding equity awards under the PVF Capital Corp. 2000 Incentive Stock Option and Deferred Compensation Plan (the “2000 Plan”), (iii) 43,412 Common Shares pursuant to outstanding equity awards under the PVF Capital Corp. 2008 Equity Incentive Plan (the “2008 Plan”), and (iv) 119,562 Common Shares pursuant to outstanding equity awards under the PVF Capital Corp. 2010 Equity Incentive Plan (the “2010 Plan”). As amended by Post-Effective Amendment No. 4 on Form S-3, the Registration Statement relates to the offering on a Form S-3 registration statement of (i) 27,131 Common Shares pursuant to outstanding equity awards under the 2000 Plan, (ii) 11,917 Common Shares pursuant to outstanding equity awards under the 2008 Plan and (iii) 15,322 Common Shares pursuant to outstanding equity awards under the 2010 Plan.

ABU DHABI ¿ ATHENS ¿ BEIJING ¿ CENTURY CITY ¿ CHICAGO ¿ DUBAI ¿ FRANKFURT ¿ HONG KONG ¿ HOUSTON ¿ KAZAKHSTAN ¿ LONDON ¿ LOS ANGELES ¿ MUNICH ¿ NEW YORK ¿ PARIS ¿ PHILADELPHIA ¿ PITTSBURGH ¿ PRINCETON ¿ RICHMOND ¿ SAN FRANCISCO ¿ SHANGHAI ¿ SILICON VALLEY ¿ SINGAPORE ¿ TYSONS ¿ WASHINGTON, D.C. ¿ WILMINGTON

Board of Directors August 30, 2016 Page 2

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of all such agreements, instruments and documents as we deemed necessary to render the opinions hereinafter expressed, including but not limited to: the Registration Statement, as amended by Post-Effective Amendment No. 3 on Form S-8 and Post-Effective Amendment No. 4 on Form S-3, the Articles of Incorporation of the Corporation as currently in effect, the Bylaws of the Corporation as currently in effect and the 1996 Plan, the 2000 Plan, the 2008 Plan and the 2010 Plan. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Corporation. We have also assumed that Post-Effective Amendment No. 3 on Form S-8 and Post-Effective Amendment No. 4 on Form S-3 shall have become effective under the Securities Act of 1933, as amended (the “Securities Act”), and their effectiveness shall not have been terminated or rescinded.

Our examination of matters of law in connection with the opinions set forth below has been limited to, and accordingly our opinions herein are limited to, the Pennsylvania Business Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Common Shares have been duly authorized and, when the Common Shares have been issued in accordance with the 1996 Plan, the 2000 Plan, the 2008 Plan or the 2010 Plan, as applicable, the Common Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of a copy of this opinion as an exhibit to each of Post-Effective Amendment No. 3 on Form S-8 and Post-Effective Amendment No. 4 on Form S-3 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Very truly yours,

/s/ Reed Smith LLP
Reed Smith LLP

GRW/PCH